UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2021

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 31, 2021, Jack Lazar notified Silicon Laboratories Inc. (“Silicon Laboratories” or the “Company”) of his decision to not stand for re-election at the Company’s 2022 annual meeting of stockholders. Accordingly, his tenure as a member of the Company’s board of directors will be completed at the 2022 annual meeting of stockholders. Mr. Lazar’s decision to not stand for re-election is not due to any disagreement with Silicon Laboratories regarding its operations, policies or practices.

Silicon Laboratories filed a Form 8-K on July 28, 2021 announcing its chief executive officer (“CEO”) transition plan. In connection with this plan, Tyson Tuttle resigned his positions as CEO of Silicon Laboratories and as a member of its board of directors effective as of January 1, 2022.

(c) As previously announced in the Form 8-K filed on July 28, 2021, Silicon Laboratories appointed Matt Johnson as CEO, replacing Tyson Tuttle, effective as of January 2, 2022. On December 31, 2021, Mr. Johnson was appointed to the Company’s board of directors effective as of January 2, 2022 and will serve as a Class II director with a term expiring in 2024.

(d) On December 31, 2021, Silicon Laboratories appointed Sherri Luther as a member of its board of directors to serve as a Class III director effective as of January 2, 2022. The term of the Class III directors expires at the 2022 annual meeting of stockholders. Ms. Luther is expected to be nominated for re-election at such annual meeting. Ms. Luther, age 56, has been Chief Financial Officer of Lattice Semiconductor since 2019. She served as Corporate Vice President of Finance at Coherent Inc. from 2016 until 2019. Ms. Luther is a certified public accountant and holds a Bachelor of Business Administration, with a dual major in Accounting and Finance, from Wright State University. Ms. Luther will receive the standard cash retainer per year of $55,000 for board service. If she is elected on the date of our 2022 annual meeting of stockholders, Ms. Luther will receive the standard non-employee director grant of restricted stock units covering a number of shares of the Company’s common stock equal to $180,000 divided by the average closing price of a share of the Company’s common stock on the 30 trading days ending on the 2nd trading day preceding the date of such meeting and such grant shall vest on approximately the first anniversary of the date of grant.

On December 31, 2021, Silicon Laboratories appointed Sumit Sadana to serve as the Company’s Lead Director effective as of January 2, 2022, replacing William Wood in such capacity. Mr. Wood remains a member of the Company’s board of directors.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Silicon Laboratories Inc. dated January 3, 2022 entitled “Silicon Labs Appoints Sherri Luther to Board of Directors”

99.2	Press Release of Silicon Laboratories Inc. dated January 3, 2022 entitled “Silicon Labs Appoints Sumit Sadana as Lead Director”

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

January 3, 2022	/s/ John C. Hollister

Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)